UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2008

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)

1-9595 (Commission File Number)

41-0907483 (IRS Employer Identification No.)

7601 Penn Avenue South Richfield, Minnesota (Address of principal executive offices)		55423 (Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02                                       TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

As previously announced, on June 26, 2007, the Board of Directors of Best Buy Co., Inc. authorized a $5.5 billion share repurchase program. In accordance with the June 2007 share repurchase program, on June 26, 2007, the registrant entered into two agreements to purchase shares of its common stock from Goldman, Sachs & Co. (“Goldman”) for an aggregate purchase price of $3.0 billion pursuant to an accelerated share repurchase (“ASR”) program. Repurchased shares have been retired and constitute authorized but unissued shares.

Purchases under the first ASR agreement (the “Collared ASR”) were subject to collar provisions that established minimum and maximum numbers of shares based generally on the volume-weighted average price (“VWAP”) of the registrant’s common stock over the specified hedge period. ASR program purchases totaling $2.0 billion were effected under the Collared ASR. As previously reported, the minimum shares to be repurchased were set at 41.2 million and the maximum shares were set at 44.8 million. Through February 15, 2008, 41.2 million shares had been delivered to the registrant under the terms of the Collared ASR. On February 15, 2008, Goldman informed the registrant that it had concluded the Collared ASR. As a result, the registrant received a final delivery of 2.7 million shares on February 21, 2008. Accordingly, the aggregate number of shares received related to the Collared ASR was 43.9 million shares.

The second ASR agreement (the “Uncollared ASR”) governed purchases totaling $1.0 billion which were not subject to collar provisions. Through February 15, 2008, 17.0 million shares had been delivered to the registrant under the terms of the Uncollared ASR. On February 15, 2008, Goldman informed the registrant that it had concluded the Uncollared ASR. As a result, the registrant received a final delivery of 4.9 million shares on February 21, 2008, based generally on the VWAP of the registrant’s common stock over the period specified in the agreement. Accordingly, the aggregate number of shares received related to the Uncollared ASR was 21.9 million shares.

A total of 65.8 million shares were repurchased pursuant to the Collared ASR and Uncollared ASR. The timing and magnitude of Goldman’s final delivery of shares under the Collared ASR and Uncollared ASR does not change the registrant’s weighted average diluted share count guidance previously provided in its Current Report on Form 8-K filed on December 18, 2007.  As previously reported, the registrant expects its weighted average diluted share count will be approximately 454 million and 433 million for fiscal 2008 and the fourth quarter of fiscal 2008, respectively. The registrant also stated that it expects to begin fiscal 2009 with a diluted share count of approximately 425 million.

ITEM 8.01                                       OTHER EVENTS

The information provided in Item 1.02 above is incorporated herein by reference into this Item 8.01.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: February 21, 2008	By:	/s/ SUSAN S. GRAFTON
Susan S. Grafton
Vice President, Controller and Chief
Accounting Officer